UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007 (May 31, 2007)
IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

117 Seaboard Lane, Building E
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
(615) 844-2747
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On May 31, 2007, Odessa Regional Hospital, LP (“ORH”), a subsidiary of IASIS Healthcare LLC, completed its previously announced acquisition of substantially all of the assets of Alliance Hospital, Ltd. (“Alliance”), owner of Alliance Hospital located in Odessa, Texas. The 50-bed hospital was purchased for $65.5 million, payable in cash, units of limited partnership interest of ORH, and the assumption of certain liabilities of Alliance. The purchase price is subject to working capital and other adjustments. A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release dated May 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
Date: June 5, 2007	By:	/s/ John M. Doyle
John M. Doyle
Chief Accounting Officer

EXHIBIT INDEX

99.1	Press release dated May 31, 2007.